As filed with the Securities and Exchange Commission on March 1, 2018

Registration No. 333-221462

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OBSEVA SA

(Exact name of registrant as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

Tel: +41 22 552 38 40

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, New York 10016

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Ryan Sansom

Mark Ballantyne

Cooley LLP

1114 Avenue of the Americas

New York, New York 10036

(212) 479-6000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company     ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The term “new or revised financial accounting standard” refers to any updated issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form F-1 (File No. 333-221462), which was declared effective on November 20, 2017. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

EXPLANATORY NOTE

On November 9, 2017, the registrant filed a registration statement with the Securities and Exchange Commission, or SEC, on Form F-1 (Registration No. 333-221462), which was declared effective by the SEC on November 20, 2017, or the Form F-1, to register for resale by the selling shareholders named therein up to 7,500,000 common shares of the registrant, par value CHF 1/13 per share. Also registered on the Form F-1, pursuant to Rule 416 under the Securities Act of 1933, as amended, was an indeterminable number of additional common shares that may be issued to prevent dilution from share splits, share dividends or similar transactions that could affect the shares to be offered by the selling shareholders.

This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 is being filed by the registrant to convert the Form F-1 into a registration statement on Form F-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form F-1.

All filing fees payable in connection with the registration of the common shares covered by the registration statement were paid by the registrant at the time of the initial filing of the Form F-1.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)	Dated March 1, 2018

ObsEva SA

7,500,000 Common Shares

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 7,500,000 of our common shares that we sold to the selling shareholders in connection with a private placement completed on October 13, 2017. We will not receive any proceeds from the sale of these shares by the selling shareholders.

We are not selling any common shares and will not receive any proceeds from the sale of the shares under this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of our common shares.

The selling shareholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution” beginning on page 8. For a list of the selling shareholders, see the section entitled “Selling Shareholders” beginning on page 10.

Our common shares are traded on the Nasdaq Global Select Market under the symbol “OBSV.” On February 28, 2018, the closing sale price of our common shares on the Nasdaq Global Select Market was $14.22 per share. You are urged to obtain current market quotations for the common shares.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common shares involves a high degree of risk. Please read “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2018.

You should rely only on the information contained or incorporated by reference in this prospectus, any supplement to this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the selling shareholders have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholders are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date. You should read the entire prospectus, including the documents incorporated by reference herein, before you make your investment decision.

For investors outside the United States: Neither we nor the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common shares, you should carefully read this entire prospectus, including our financial statements and the related notes and other documents incorporated by reference in this prospectus, as well as the information under the caption “Risk Factors” herein and under similar headings in the other documents that are incorporated by reference into this prospectus. Unless the context otherwise requires, we use the terms “ObsEva,” “company,” “we,” “us” and “our” in this prospectus to refer to ObsEva SA and, where appropriate, our subsidiaries.

Business Overview

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapeutics for serious conditions that compromise a woman’s reproductive health and pregnancy. We are advancing a pipeline of orally-administered innovative new chemical entities for the treatment of symptoms associated with endometriosis and uterine fibroids, improvement of clinical pregnancy and live birth rates in women undergoing in vitro fertilization, or IVF, and treatment of preterm labor. We have assembled a strong management team with extensive experience in successfully developing and commercializing therapeutics in our target market. Our goal is to build the leading women’s reproductive health and pregnancy company focused on conditions where current treatment options are limited and significant unmet needs exist.

We were founded in November 2012 by former executives of PregLem SA, or PregLem, a Swiss-based specialty biopharmaceutical company dedicated to the development and commercialization of innovative drugs for women’s reproductive medicine. While at PregLem, our senior management team collaborated in the clinical development and commercialization of several women’s reproductive health therapeutics, including Esmya (ulipristal acetate) for the treatment of uterine fibroids. PregLem was subsequently acquired by Gedeon Richter in 2010. We believe we will be able to leverage our senior management team’s long-standing experience working together and with key opinion leaders, patient groups, payors, reproductive health networks, fertility clinics, obstetricians and gynecologists, nurses and pharmacists to identify, in-license or acquire, develop and commercialize product candidates. We are merging our passion for, and extensive experience in, the field of women’s reproductive health and pregnancy, to develop therapeutics that can help women lead more healthy and fulfilling lives.

We are focused on providing therapeutic solutions for women between the ages of 15 and 49 who suffer from reproductive health conditions that affect their quality of life, ability to conceive or that complicate pregnancy and the health of newborns. There are millions of women of reproductive age affected by conditions such as endometriosis, uterine fibroids and preterm labor, or that require IVF to conceive. We believe the efficacy of current treatment options is limited and creates a significant unmet need for improved therapeutics for these women.

Corporate Information

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland. Our telephone number is +41 22 552 38 40. Our common shares are listed on the Nasdaq Global Select Market under the symbol “OBSV.”

Our internet website address is www.obseva.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common shares.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	the ability to present only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of its internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions up to the last day of the fiscal year ending after the fifth anniversary of this offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Common shares offered by the selling shareholders ……………………………………………	7,500,000 shares

Common shares outstanding ……………………………	37,131,262 shares

Use of proceeds …………………………………………	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds.”

Offering price …………………………………………	The selling shareholders may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Risk factors ……………………………………………	See “Risk Factors” beginning on page 4 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common shares.

Nasdaq Global Select Market symbol …………………	OBSV

The number of our common shares outstanding is based on 37,131,262 common shares outstanding as of October 24, 2017 and excludes (i) six common shares that may be issued from our authorized share capital, (ii) 4,172,623 common shares that may be issued from our conditional share capital to cover equity grants awarded under our 2017 Equity Incentive Plan and (iii) 5,058,633 common shares that may be issued from our conditional share capital for financing purposes.

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should consider carefully the following risks and uncertainties as well as the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2016, as filed with the SEC on April 21, 2017, which descriptions are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common shares could decline and you might lose all or part of your investment.

Risks Related to this Offering

Sales of shares issued in this offering may cause the market price of our shares to decline.

On October 9, 2017, we entered into a securities purchase agreement pursuant to which we issued and sold 5,140,625 common shares and warrants to purchase 2,359,375 common shares in connection with a private placement. All of the warrants were exercised on October 13, 2017 and the holders thereof received an aggregate of 2,359,375 common shares upon such exercise. We agreed to register for resale with the SEC the common shares purchased in the private placement, including the common shares acquired upon the exercise of the warrants. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation. As of the effectiveness of the registration statement on November 20, 2017, the 7,500,000 common shares we issued and sold in the private placement were able to be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

We may have to pay liquidated damages to the selling shareholders, which would increase our expenses and reduce our cash resources.

On October 9, 2017 and in connection with the private placement, we entered into a registration rights agreement. Under the terms of the registration rights agreement, subject to certain limited exceptions, if the registration statement of which this prospectus forms a part does not remain effective for the time periods specified in the registration rights agreement or we otherwise fail to comply with certain provisions set forth in the registration rights agreement, we will be required to pay the investors, as liquidated damages, 1.0% of the amount invested for each 30-day period (or a pro rata portion thereof) during which such failure continues until the shares are sold or can be sold without restriction under Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act. There can be no assurance that the registration statement of which this prospectus forms a part will remain effective for the time periods necessary to avoid payment of liquidated damages. Any payment of liquidated damages would increase our expenses, reduce our cash resources and may limit or preclude us from advancing our product candidates through clinical trials or otherwise growing our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information that we incorporate by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions.

The forward-looking statements contained in this prospectus reflect our views as of the date of this prospectus about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance, or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, those factors described in “Risk Factors.” In addition, those “Risk Factors” may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise.

You should read this prospectus, including the information that we incorporate by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2017 on an actual basis.

You should read the information in the following table in conjunction with our consolidated financial statements and the related notes and the section entitled “Operating and Financial Review and Prospects” contained in our Annual Report on Form 20-F for the year ended December 31, 2016 filed with the SEC on April 21, 2017 incorporated by reference in this prospectus.

As of June 30, 2017
Actual
(in thousands, except share data) (unaudited)
Cash and cash equivalents	$82,077

Shareholders’ equity:
Share capital	2,244
Share premium	160,462
Reserves	6,075
Accumulated losses	(72,461)

Total shareholders’ equity	96,320

Total liabilities and shareholders’ equity	$106,146

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit holders of our common shares described in the section entitled “Selling Shareholders” to resell such common shares. We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling shareholders.

PLAN OF DISTRIBUTION

We are registering the common shares previously issued to permit the resale of these common shares by the holders of the common shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares, except that, if the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 of the Securities Act;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through put or call option transactions or other hedging transactions relating to the common shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge our common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of our common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of our common shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to our common shares. All of the foregoing may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of our common shares pursuant to the registration statement of which this prospectus forms a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

SELLING SHAREHOLDERS

Pursuant to a securities purchase agreement with certain accredited investors dated October 9, 2017, we sold in a private placement 5,140,625 common shares at a price per share of $8.00 and warrants to purchase 2,359,375 common shares with an exercise price of $8.00. The warrants were exercised in October 13, 2017. The table below sets forth, to our knowledge, information about the selling shareholders as of October 24, 2017.

We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders might not sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part. Because the selling shareholders may offer all or some of the shares pursuant to the registration statement of which this prospectus forms a part and because there are currently no agreements or understandings with respect to the sale of any shares, we cannot estimate the number of shares that will be held by the selling shareholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling shareholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common shares. The number of common shares beneficially owned prior to the offering for each selling shareholder includes (i) all of our common shares held by such selling shareholder prior to the private placement plus (ii) all of our common shares purchased by such selling shareholder pursuant to the private placement and being offered pursuant to the prospectus. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.

Throughout this prospectus, when we refer to the common shares being offered by this prospectus on behalf of the selling shareholders, we are referring to the common shares sold in the private placement, unless otherwise indicated.

The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their common shares since the date on which the information in the table below is presented. Information about the selling shareholders may change over time.

	Prior to Offering(1)			After Offering(1)
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
New Enterprise Associates 15, L.P.(2) c/o New Enterprise Associates, Inc. 1954 Greenspring Drive, Suite 600 Timonium, MD 21093, USA	4,586,563	12.4%	1,250,000	3,336,563	9.0%
Sofinnova Venture Partners VIII, L.P.(3) c/o Sofinnova Ventures, Inc. 3000 Sand Hill Road, 4-250 Menlo Park, CA 94025	4,749,623	12.8	1,000,000	3,749,623	10.1
Aisling Capital IV, LP(4) 888 Seventh Avenue, 12th Floor New York, NY 10106	1,000,000	2.7	1,000,000	—	—
Omega Fund V, LP(5) c/o Omega Fund Management LLC 185 Dartmouth Street, Suite 502 Boston, MA 02116	1,000,000	2.7	1,000,000	—	—
First Health, L.P.(6) c/o First Manhattan Co. 399 Park Avenue New York, NY 10022	334,700	*	334,700	—	—
First Health Associates, L.P.(6) c/o First Manhattan Co. 399 Park Avenue New York, NY 10022	55,700	*	55,700	—	—

First Health Limited(6) c/o First Manhattan Co. 399 Park Avenue New York, NY 10022	122,600	*	122,600	—	—
First BioMed, L.P.(7) c/o First Manhattan Co. 399 Park Avenue New York, NY 10022	362,000	1.0	362,000	—	—
First BioMed Portfolio, L.P. (7) c/o First Manhattan Co. 399 Park Avenue New York, NY 10022	125,000	*	125,000	—	—
Ghost Tree Master Fund, LP(8) c/o Ghost Tree Capital, LLC 150 East 52nd Street, Suite 17001 New York, NY 10022	96,473	*	96,473	—	—
Blue Rock Liquid Alpha Fund, LP(8) c/o Ghost Tree Capital, LLC 150 East 52nd Street, Suite 17001 New York, NY 10022	33,489	*	33,489	—	—
NR1 Segregated Portfolio, North Rock, SPC(8) c/o Ghost Tree Capital, LLC 150 East 52nd Street, Suite 17001 New York, NY 10022	109,630	*	109,630	—	—
NR2 Segregated Portfolio, North Rock, SPC(8) c/o Ghost Tree Capital, LLC 150 East 52nd Street, Suite 17001 New York, NY 10022	223,521	*	223,521	—	—
Schonfeld Fundamental Equity Fund LLC(8) c/o Ghost Tree Capital, LLC 150 East 52nd Street, Suite 17001 New York, NY 10022	48,569	*	48,569	—	—
Whitney Capital Series Fund LLC c/o Ghost Tree Capital, LLC(8) 150 East 52nd Street, Suite 17001 New York, NY 10022	113,318	*	113,318	—	—
New Leaf Biopharma Opportunities I, L.P.(9) 7 Times Square, Suite 3502 New York, NY 10036	890,501	2.4	625,000	265,501	*
Venrock Healthcare Capital Partners II, L.P. (10) 530 Fifth Avenue, 22nd Floor New York, NY 10036	1,415,139	3.8	418,029	997,110	2.7
VHCP Co-Investment Holdings II, LLC(10) 530 Fifth Avenue, 22nd Floor New York, NY 10036	573,704	1.5	169,471	404,233	1.1
Sphera Global Healthcare Master Fund(11) c/o Sphera Funds Mgmt. 21 Ha’Arbaah Street Tel Aviv, Israel	530,069	1.4	278,250	251,819	*

HFR HE Sphera Global Healthcare Trust(11) c/o Sphera Funds Mgmt. 21 Ha’Arbaah Street Tel Aviv, Israel	17,628	*	9,250	8,378	—
DAFNA Lifescience Select LP(12) 10990 Wilshire Blvd., Suite 1400 Los Angeles, CA 90024	54,500	*	51,000	3,500	*
DAFNA Lifescience LP(12) 10990 Wilshire Blvd., Suite 1400 Los Angeles, CA 90024	79,000	*	74,000	5,000	*

*	Represents beneficial ownership of less than 1%.
(1)	This table is based upon information supplied by the selling shareholders, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling shareholders named in the table above have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 37,131,262 shares outstanding on October 24, 2017, adjusted as required by rules promulgated by the SEC.
(2)	The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P., or NEA Partners 15, the sole general partner of NEA 15, NEA 15 GP, LLC, or NEA 15 LLC, the sole general partner of NEA Partner 15 and each of the individual Managers of NEA 15 LLC. The individual Managers of NEA 15 LLC, or collectively, the NEA 15 Managers, are Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., David M. Mott, Jon Sakoda, Scott D. Sandell, Peter Sonsini and Ravi Viswanathan. NEA 15, NEA Partners 15, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to our securities directly held by NEA 15. Ed Mathers, a partner of New Enterprise Associates, Inc., is a member of our board of directors.
(3)	Sofinnova Management VIII, L.L.C. is the general partner of Sofinnova VIII, and Anand Mehra, M.D., James Healy, M.D. (a member of our board of directors) and Michael Powell, Ph.D., the managing members of Sofinnova Management VIII, L.L.C., may be deemed to have shared voting and dispositive power with respect to such shares.
(4)	These common shares are owned directly by Aisling Capital IV, L.P. (“Aisling”) and held indirectly by Aisling Capital Partners IV, LP (“Aisling GP”), as general partner of Aisling, Aisling Capital Partners IV LLC (“Aisling Partners”), as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. The individual managing members (collectively, the “Managers”) of Aisling Partners are Dr. Andrew Schiff and Steve Elms. Aisling GP, Aisling Partners and the Managers share voting and dispositive power over the shares directly held by Aisling.
(5)	Omega Fund V GP, L.P. (“Omega V GP LP”) is the general partner of Omega V. Omega Fund V GP Manager, Ltd. (“Omega V GP Ltd”) is the general partner of Omega V GP LP. Otello Stampacchia, Richard Lim, Claudio Nessi and Anne-Mari Paster are all the shareholders and directors of Omega V GP Ltd and have shared voting and investment power over the shares held by Omega V.
(6)	First Health, L.P., First Health Associates, L.P. and First Health Limited are the holders of these shares. First Manhattan Co., Inc. is the sole general partner of First Health, L.P. and First Health Associates, L.P. and First Manhattan Co. is the investment manager of First Health Limited and, as such, has voting power and dispositive power with respect to shares owned by First Health, L.P., First Health Associates, L.P. and First Health Limited. Dr. Samuel Colin, the portfolio manager of First Health, L.P., First Health Associates, L.P. and First Health Limited, may be deemed to have shared voting power and shared dispositive power with respect to shares owned by First Health, L.P., First Health Associates, L.P. and First Health Limited.
(7)	First BioMed, L.P. and First BioMed Portfolio, L.P. are the holders of these shares. First Manhattan Co. is the sole general partner of First BioMed, L.P. and First BioMed Portfolio, L.P. and, as such, has voting power and dispositive power with respect to shares owned by First BioMed, L.P. and First BioMed Portfolio, L.P. Dr. Samuel Colin, the portfolio manager of First BioMed, L.P. and First BioMed Portfolio, L.P., may be deemed to have shared voting power and shared dispositive power with respect to shares owned by First BioMed, L.P. and First BioMed Portfolio, L.P.
(8)	Ghost Tree Capital, LLC is the investment manager of each of Ghost Tree Master Fund, LP, Blue Rock Liquid Alpha Fund, LP, NR1 Segregated Portfolio, North Rock, SPC, NR2 Segregated Portfolio, North Rock, SPC, Schonfeld Fundamental Equity Fund LLC and Whitney Capital Series Fund LLC and, as such, has voting power and dispositive power with respect to shares owned by each of Ghost Tree Master Fund, LP, Blue Rock Liquid Alpha Fund, LP, NR1 Segregated Portfolio, North Rock, SPC, NR2 Segregated Portfolio, North Rock, SPC, Schonfeld Fundamental Equity Fund LLC and Whitney Capital Series Fund LLC.

(9)	New Leaf Biopharma Opportunities I, L.P. (“Opportunities-I”) is a shareholder of the Company. New Leaf BPO Associates I, L.P. (“Associates-I”) is the general partner of Opportunities-I. New Leaf Venture Management III, L.L.C. (“Management-I”) is the general partner of Associates-I. The Members of Management-I are Jeani Delagardelle, Ronald M. Hunt, Vijay K. Lathi and Liam T. Ratcliffe and comprise the investment committee with investment control over Opportunities-I.
(10)	Venrock Healthcare Capital Partners II, L.P. (“VHCP II”) holds directly 1,415,139 common shares and VHCP Co-Investment Holdings II, LLC (“Co-Invest II”) holds directly 573,704 common shares. VHCP Management II, LLC is the sole general partner of VHCP II and the manager of Co-Invest II and may be deemed to beneficially own these shares. Bong Koh and Nimish Shah are members of VHCP Management II, LLC and may be deemed to beneficially own the shares held by VHCP II and Co-Invest II.
(11)	Sphera Global Healthcare Management L.P. has the sole voting and dispositive powers with regards to our securities directly held by each of Sphera Global Healthcare Master Fund and HFR HE Sphera Global Healthcare Trust. Doron Breen is the natural person exercising such control at such entity.
(12)	DAFNA Capital Management LLC is the sole general partner of DAFNA LifeScience, LP and DAFNA LifeScience Select, LP. The Chief Executive Officer and Chief Investment Officer of DAFNA Capital Management LLC are Dr. Nathan Fischel and Dr. Fariba Ghodsian, respectively. These individuals may be deemed to have shared voting and investment power of the shares held by DAFNA LifeScience, LP and DAFNA LifeScience Select, LP.

OFFERING EXPENSES

The following table lists the costs and expenses payable by us in connection with the sale of the common shares covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$10,066
Legal fees and expenses	105,000
Accounting fees and expenses	12,000
Printing and miscellaneous fees and expenses	35,000

Total	$162,066

DESCRIPTION OF SHARE CAPITAL

As of October 24, 2017, our issued and fully paid-in share capital consisted of 34,771,887 common shares, par value CHF 1/13 per share, or approximately CHF 0.0769 per share, and no preferred shares. Under our articles of association, our board of directors is authorized at any time until December 6, 2018 to increase our share capital by a maximum aggregate par value of CHF 0.46 through the issuance of not more than six common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, we can increase our share capital from time to time by the issuance of up to 5,058,633 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries and up to 4,172,623 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans.

Our share capital activity was as follows:

Shares (both voting and non-voting) outstanding at January 1, 2016	1,673,790
Non-voting shares, par value CHF 1.00 per share, issued in August 2016	21,500
Series A preferred shares, par value CHF 1.00 per share, issued in October 2016 to one investor in consideration for an in-license	25,000
Non-voting shares, par value CHF 1.00 per share, issued in November 2016	62,884
1:13 share split for each of our issued Series A preferred shares, Series B preferred shares, common shares and non-voting shares
Shares outstanding at December 31, 2016	23,181,262
Common shares issued in January 2017	6,450,000
Common shares issued in October 2017	7,500,000
Common shares outstanding at October 24, 2017	37,131,262

History of Securities Issuances

From January 1, 2014 through October 24, 2017, the following events have changed the number and classes of our issued and outstanding common shares:

•	In November 2015, we sold 11,079,549 Series B preferred shares, par value CHF 1.00 per share, to nine investors at a purchase price of $5.37 per share, for an aggregate purchase price of $59.6 million.

•	In August 2016, we issued 21,500 additional non-voting shares, par value CHF 1.00 per share.

•	In October 2016, we issued 25,000 additional Series A preferred shares, par value CHF 1.00 per share, to one investor in consideration for an in-license.

•	In November 2016, we issued 62,884 additional non-voting shares, par value CHF 1.00 per share.

•	On December 6, 2016, our shareholders approved a 1:13 share split for each of our issued Series A preferred shares, Series B preferred shares, common shares and non-voting shares. On the same date, our shareholders authorized (i) our board of directors to issue up to 5,140,631 common shares, par value CHF 1/13 per share, (ii) the issuance of 7,418,008 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries and (iii) the issuance of 4,172,623 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans.

•	On December 8, 2016, the 1:13 share split of our issued Series A preferred shares, Series B preferred shares, common shares and non-voting shares was recorded in the commercial registry of the Swiss canton of Geneva.

•	On January 30, 2017, we issued 6,450,000 common shares at a price per share of $15.00 in connection with our initial public offering of our common shares on Nasdaq. On the same date, all Series A preferred shares, Series B preferred shares and non-voting shares were converted into common shares.

•	On October 9, 2017, our board of directors decided to increase our share capital through the issuance of 5,140,625 common shares at a price of $8.00 per share and approved the issuance of warrants to purchase an aggregate of 2,359,375 common shares at an exercise price of $8.00 per share.

•	On October 13, 2017, we completed a private placement of 5,140,625 common shares at a price of $8.00 per share and warrants to purchase an aggregate of 2,359,375 common shares with an exercise price of $8.00 per share. The warrants were exercised on October 13, 2017. We received net proceeds of approximately $56.3 million from the private placement.

•	On October 24, 2017, the increase of our share capital, through the issuance of 5,140,625 common shares, par value CHF 1/13 per share, was recorded in the commercial registry of the Swiss canton of Geneva.

LEGAL MATTERS

Cooley LLP, New York, New York, is representing us in connection with this offering. The validity of the common shares and certain other matters of Swiss law has been passed upon for us by Lenz & Staehelin, Geneva, Switzerland.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The current address of PricewaterhouseCoopers SA is Avenue Giuseppe-Motta 50, CH-1211 Geneva, Switzerland.

ENFORCEMENT OF JUDGMENTS

We are organized under the laws of Switzerland and our jurisdiction of incorporation is Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC.

We maintain a website at www.obseva.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 20-F for the year ended December 31, 2016, filed on April 21, 2017;

•	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on May 18, 2017, May 23, 2017, June 7, 2017, August 16, 2017, October 11, 2017, November 14, 2017, January 3, 2018, January 5, 2018, February 1, 2018 and February 26, 2018; and

•	The description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2017, including any amendments or reports filed for the purposes of updating this description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our current reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to ObsEva SA, Attn: Chief Financial Officer, Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland; telephone: +41 22 552 38 40.

You also may access these filings on our website at www.obseva.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed modified, superseded or replaced for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

ObsEva SA

7,500,000 Common Shares

PROSPECTUS

             , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses, except for such losses and expenses arising from willful misconduct or negligence (although some legal scholars advocate that at least gross negligence be required), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Subject to Swiss law, our articles of association provides for indemnification of the existing and former members of our board of directors, executive management, and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to members of our board of directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the Company.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9. Exhibits and Financial Statement Schedules

(a) Exhibits

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date

3.1	Articles of Association of the Registrant	Form F-3/A	333-222820	4.1	02/23/2018

4.1	Registration Rights Agreement by and among the Registrant and certain holders of its capital shares, dated as of January 17, 2017	Form F-1/A	333-215383	4.1	01/23/2017

4.2	Series B Shareholders Agreement by and among the Registrant and certain holders of its capital shares, dated as of November 19, 2015	Form F-1	333-215383	4.2	12/30/2016

4.3	Registration Rights Agreement, dated October 9, 2017, by and between the Registrant and the investors named therein	Form 6-K	001-37993	99.2	10/11/2017

5.1	Opinion of Lenz & Staehelin, Swiss counsel of the Registrant, as to the validity of the common shares	Form F-3	333-221462	5.1	11/09/2017

10.1	Securities Purchase Agreement, dated October 9, 2017, by and between the Registrant and the investors named therein.	Form 6-K	001-37993	99.1	10/11/2017

Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date

23.1*	Consent of PricewaterhouseCoopers SA

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith.

(b) Financial Statement Schedules

Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto incorporated by reference into the prospectus forming part of this registration statement.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons of the Registrant pursuant to our Articles of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, on March 1, 2018.

OBSEVA SA

By:	/s/ Ernest Loumaye
Ernest Loumaye Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ernest Loumaye and Timothy Adams, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ernest Loumaye Ernest Loumaye	Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2018

/s/ Timothy Adams Timothy Adams	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 1, 2018

/s/ Frank Verwiel Frank Verwiel	Chairperson of the Board of Directors	March 1, 2018

/s/ Annette Clancy Annette Clancy	Director	March 1, 2018

/s/ Barbara Duncan Barbara Duncan	Director	March 1, 2018

/s/ James I. Healy James I. Healy	Director	March 1, 2018

/s/ Ed Mathers Ed Mathers	Director	March 1, 2018

/s/ Rafaèle Tordjman Rafaèle Tordjman	Director	March 1, 2018

/s/ Jacky Vonderscher Jacky Vonderscher	Director	March 1, 2018

Cogency Global Inc.

By: /s/ Melissa Tomelden Name: Melissa Tomelden Title: Assistant Secretary	Authorized Representative in the United States	March 1, 2018